Gary M. Crosby President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer Fourth Quarter 2014 Earnings Highlights January 23, 2015

2 Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.   Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2013 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Safe Harbor Statement

4Q14 Financial Results

Income Statement *($ in millions, except per share data)*		3Q14		4Q14
Net Interest Income	$	273.3	$	269.8
Noninterest Income		75.4		77.2
Net Revenues		348.7		347.0
Noninterest Expense*		249.5		248.2
Pre-tax, Pre-provision Income		99.2		98.7
Provision for Loan Losses		21.2		22.9
Pre-tax Income		78.0		75.8
Income Taxes		7.1		6.6
Net Operating Income	**$**	**70.9**	**$**	**69.2**
Preferred stock dividend		7.5		7.5
Net Income Available to Common Stockholders	**$**	**63.3**	**$**	**61.7**
Operating Earnings per Diluted Share	**$**	**0.18**	**$**	**0.17**
Less: Goodwill Impairment, net of taxes†		(2.75)		—
Less: Deposit Account Remediation, net of taxes		(0.08)		0.04
Less: Restructuring Charges, net of taxes		—		(0.02)
GAAP Earnings per Diluted Share	$	(2.66)	$	0.20
Key Ratios				
Net Interest Margin		3.21%		3.11%
Return on Average Tangible Assets*		0.78%		0.74%
Pre-tax, pre-provision ROA*		1.02%		1.02%
Return on Average Tangible Common Equity*		11.19%		10.29%
Efficiency Ratio*		71.5%		71.5%
Tier 1 Common Ratio (B1)		8.17%		8.21%

- Net revenues, excl historic tax credit amortization (HTC), were up slightly QOQ
  - Fee income, excl HTC, increased 6% QOQ
  - NII $3M lower due to $5M QOQ decline in CLO accretion income
  - Normalized net interest margin of 3.09%, 7 bps lower QOQ
- Average loans increased 7% annualized QOQ
  - Average commercial loans increased 6% annualized QOQ
  - Average consumer loans increased 10% annualized QOQ
- Operating expense* of $248M declined $1M QOQ
  - FY14 OpEx of $980M in line with January 2014 guidance
- Credit metrics stable
  - Originated NCOs of 0.23%, down 4 bps QOQ
  - Allowance to originated loans up slightly to 1.22%
  - NPLs, Classified & Criticized loans, and DQs all decline QOQ
  - $5M reserve build in 4Q14 to cover modest exposure to energy sector
- Effective tax rate of 14% reflects benefits of previously announced tax strategies
- Tier 1 common ratio improved 35 bps in 2014 to 8.2%

* In Q4, excludes $9.1M impact of restructuring charges and $23M reversal of deposit account remediation reserve (process issue), and in Q3, excludes $2.4M impact of restructuring charges, $1.1B of goodwill impairment, and $45.0M of deposit account remediation; Operating results represent non-GAAP measures. Refer to Noninterest Expense slide for further detail

† The amount of the non-cash pre-tax goodwill impairment charge was $1.1B

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4 ▪ Commercial growth was strongest in our Tri-State (45% annualized), Western Pennsylvania (12% annualized), and New York (6% annualized) markets ▪ Middle market / Healthcare segments continue to deliver strongest growth (19% QOQ annualized) ◦ Commercial mortgage growth driven by investor real estate properties ◦ High-quality leasing portfolio crosses $1.0B mark ▪ Line utilization stable at low-40%; pipeline remains solid ▪ HELOC balances increased for the 7th consecutive quarter ▪ Average Indirect auto loans increased $154M in Q4 ◦ $284M in new originations at 3.09% net yield, with an average FICO score of 763 ◦ New origination yields up 25 bps QOQ Consumer Balance Growth Residential Real Estate Home Equity Indirect Auto Credit Cards Other Consumer Total Consumer 60% 30% 0% -30% 2Q14 3Q14 4Q14 (6)% (1)% 2%6% 8% 8% 31% 52% 31% (8)% 6% 3%6% (5)% (6)% 5% 13% 10% Balance Sheet Summary | Loans ($ in millions; average balances) 4Q14 QOQ YOY Business 5,791 7% 10% Real Estate 8,087 5% 5% Total Commercial Loans 13,878 6% 7% Residential Real Estate 3,364 2% (3)% Home Equity 2,912 8% 7% Indirect Auto 2,132 31% 47% Credit Cards 315 3% 1% Other Consumer 283 (6)% (8)% Total Consumer Loans 9,005 10% 9% Total Average Loans 22,883 7% 8% Business Real Estate Total Commercial 15% 12% 9% 6% 3% 0% 2Q14 3Q14 4Q14 11% 9% 7% 5% 4% 5% 8% 6% 6% Commercial Balance Growth Note: Growth rates are annualized

5 Average Transaction Deposits ($B)QOQ Deposit Balance Growth Interest-Bearing Checking Savings & MMDA Non Interest Deposits Total Deposits 25% 20% 15% 10% 5% 0% -5% -10% -15% 2Q14 3Q14 4Q14 7% —% 19% 3% (6)% 1% 18% 14% 17% 11% —% 6% Noninterest-bearing Interest-bearing % of Total Deposits $12 $10 $8 $6 $4 $2 $0 60% 50% 40% 30% 20% 10% 0% 4Q13 1Q14 2Q14 3Q14 4Q14 $4.88 $4.86 $5.08 $5.26 $5.49 $4.73 $4.73 $4.82 $4.82 $5.05 36% 36% 36% 37% 38% ▪ Average transactional deposit balance growth of 18% QOQ annualized driven by seasonal increase in municipal balances and new business checking account acquisitions ◦ Transactional deposits averaged 38% of total deposits in Q4 (36% in 4Q13) ◦ Deposit balance growth was strongest in our New York and Western PA markets ▪ Cost of interest-bearing deposits increased 1bp to 0.25% Balance Sheet Summary | Deposits ($ in millions; average balances) 4Q14 QOQ YOY Interest-Bearing Checking 5,049 19% 7% Savings Accounts 3,447 (12)% (6)% Money Market Deposits 10,037 6% 1% CDs 3,888 (8)% 5% Interest-bearing Deposits 22,421 4% 2% Non Interest-bearing Deposits 5,485 17% 12% Total Deposits 27,906 6% 4% Note: Growth rates are annualized $9.6 $9.6 $9.9 $10.1 $10.5

Net Interest Income & Margin Overview

- Normalized 4Q14 net interest income was flat QOQ; reported NII (FTE) decreased $3.5M QOQ
- Normalized net interest margin declined 7 bps QOQ to 3.09%, while reported NIM dropped 10 bps
- Net interest income included a net $1.4M of benefits from certain unusual items, compared to $4.4M in 3Q
  - Favorable discount accretion of $0.7M from CLO portfolio, compared to one-time accretion of $5.4M last quarter
  - Larger than expected prepayment penalty income of $1.2M on one loan
  - CMO Premium amortization flat QOQ at $5.5M; umamortized premium of $78M equates to 1.2% of par value
- 8% annualized increase in average earning assets QOQ generally offset yield declines
  - Average commercial loans grew by $199M QOQ (6%), while consumer loans grew $219M (10%)

	Net Interest Income (T/E)					Net Interest Margin				
($ in millions)	1Q14	2Q14	3Q14	4Q14	2014	1Q14	2Q14	3Q14	4Q14	2014
Quarter As Reported	**$275.5**	**$276.6**	**$278.2**	**$274.8**	**$1,105.1**	**3.33%**	**3.26%**	**3.21%**	**3.11%**	**3.23%**
Less: CLO pay-off discount recognition	($1.5)	($2.5)	($5.4)	($0.7)	($10.1)	(0.02)%	(0.03)%	(0.06)%	(0.01)%	(0.03)%
Less: CMBS prepayment normalization	$0.7	-	-	($0.5)	$0.2	0.01%	-	-	(0.01)%	—%
Add: CMO Amort & Retro	($1.1)	-	$0.9	$1.0	$0.8	(0.01)%	-	0.01%	0.01%	—%
Add: CRE prepayment penalties	$0.4	$0.6	$0.8	($1.2)	$0.6	-	0.01%	0.01%	(0.01)%	—%
Less: Acquired Loans Early Payoffs	-	-	($0.7)	-	($0.7)	-	-	(0.01)%	-	—%
SUB-TOTAL	**($1.5)**	**($1.9)**	**($4.4)**	**($1.4)**	**($9.2)**	**(0.01)%**	**(0.02)%**	**(0.05)%**	**(0.02)%**	**(0.03)%**
Quarter Normalized	**$274.0**	**$274.7**	**$273.8**	**$273.4**	**$1,095.9**	**3.32%**	**3.24%**	**3.16%**	**3.09%**	**3.20%**

- Loan yields down 2 bps QOQ to 3.78% as new origination yields continue to trend lower than those rolling off
  - Commercial spreads continue to remain in line with expectations and consistent with prior quarter
  - Indirect auto origination yields increased 25 bps QOQ due to increased focus on returns and greater used car mix
- Interest-bearing deposit costs increased 1 bp to 0.25%

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Credit Quality - Originated Portfolio

($ in millions)	4Q13	3Q14	4Q14
Net Charge-offs	$17.8	$12.5	$10.8
Provision for loan losses	$28.2	$19.6	$19.9
NCOs / Average Loans	0.43%	0.27%	0.23%
Nonperforming Originated Loans	$157	$171	$164
NPLs / Loans - Originated	0.93%	0.91%	0.85%
Total Originated Loans	$16,922	$18,842	$19,306
Allowance - Originated	$205	$227	$236
Allowance / Loans - Originated	1.21%	1.20%	1.22%
Criticized[1]	$677	$822	$794
Criticized as a % of Total Originated Loans	4.0%	4.4%	4.1%
Classified[2]	$452	$470	$441
Classified as a % of Total Originated Loans	2.7%	2.5%	2.3%

- Net charge-offs of 23 bps in Q4; down 4 bps from Q3 and down 20 bps YOY
- Reserve build continued as provision expense of $19.9M was in excess of $10.8M in NCOs
  - $0.5B in originated loan growth
  - $5M in reserve build toward impact of decline in oil prices
  - Coverage ratio of originated allowance consistent with prior quarters
  - Reserve build reduced EPS by ~$0.02 in Q4
- Originated NPLs decreased 4% QOQ due primarily to paydowns and resolutions
  - Originated NPLs decreased 6 bps to 85 bps of originated loan balances; down 8 bps YOY
- Criticized loans decreased 14% annualized QOQ to $794M due primarily to upgrades, paydowns and resolutions
- Classified loans decreased 24% annualized QOQ to $441M

Note: Originated loans represent loans excluding acquired loans (i.e., loans originated under First Niagara ownership)
1. Loans classified as special mention, substandard or doubtful
2. Loans classified as substandard or doubtful

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8 Credit Quality - Acquired Portfolio ▪ Provision on acquired loans increased $1.4M in Q4 ▪ Credit mark of $93M equals 2.4% of remaining $3.8B acquired book ▪ Criticized and classified loans decreased 11% and 12%, respectviely Note: Acquired loans before associated credit discount. Refer to the end balance sheet in our Q4 2014 press release tables for a reconciliation to total loans and leases ($ in millions) NCC HNBC NAL HSBC Acquired NCC HNBC NAL HSBC Acquired Provision for loan losses $ — $ 0.8 $ — $ 0.4 $ 1.2 $ 1.0 $ 1.6 $ — $ — $ 2.6 Net charge-offs — 0.5 — — 0.5 0.1 1.6 — — 1.7 NCOs / avg loans 0.05% 0.17% Nonperforming loans 1.6 9.8 10.4 6.7 28.6 1.6 9.8 11.2 7.6 30.2 Total loans 229 814 2,171 814 4,028 210 782 2,043 800 3,835 Allowance — 4.2 — 0.4 4.6 0.9 4.2 — 0.4 5.6 Credit discount on Acq loans $ 4.4 $ 19.5 $ 57.5 $ 18.7 $ 100.1 $ 1.8 $ 17.7 $ 55.3 $ 18.3 $ 93.1 Credit discount / Acq loans 1.9% 2.4% 2.6% 2.3% 2.5% 0.9% 2.3% 2.7% 2.3% 2.4% Criticized $ 25.4 $ 64.3 $ 150.0 $ 28.0 $ 267.7 $ 22.2 $ 55.5 $ 129.4 $ 30.2 $ 237.3 Classified 17.7 58.1 80.1 23.8 179.7 14.8 50.4 68.7 24.4 158.2 Accruing 90+ days delinquent $ 9.8 $ 32.1 $ 53.1 $ 11.2 $ 106.2 $ 7.9 $ 27.2 $ 46.2 $ 10.1 $ 91.4 3Q14 4Q14

9 ▪ Noninterest income, ex HTC, increased $5.2M QOQ ◦ Deposit fees increased $2.2M, or 11% QOQ due to lower Process Issue impact ◦ Insurance commissions QOQ decrease attributable to typical 4Q seasonality ◦ Wealth management decline due to lower demand for annuity products ◦ Mortgage banking income increased modestly due to greater gain-on-sale revenues ◦ Capital markets benefited from higher derivative and syndication income fees Noninterest Income Overview ($ in millions) 3Q14 4Q14 QOQ Change Deposit Service Charges $ 20.4 $ 22.6 $ 2.2 Insurance Commissions 18.4 14.8 (3.6) Merchant and Card Fees 13.0 13.0 0.1 Wealth Management Services 15.4 14.4 (1.0) Mortgage Banking 4.4 4.6 0.2 Capital Markets Income 3.5 8.3 4.8 Lending and Leasing 3.9 4.6 0.7 Bank Owned Life Insurance 3.1 3.2 0.1 Other Income* 0.9 2.6 1.7 Core Noninterest Income* $ 82.8 $ 88.1 $ 5.2 HTC Amortization (7.5) (10.9) (3.4) GAAP Noninterest Income $ 75.4 $ 77.2 $ 1.8 *Excludes $10.9M impact of historic tax credit amortization in 4Q, and $7.5M in 3Q; Operating results represent a non-GAAP measure. Refer to the Appendix for further information

Noninterest Expense

($ in millions)		3Q14		4Q14		QOQ Change
Salaries and Employee Benefits	$	116.2	$	111.0	$	(5.3)
Occupancy and Equipment		27.5		28.4		0.9
Technology and Communication		31.5		33.9		2.5
Marketing		7.7		11.6		3.8
Professional Services		14.0		16.6		2.7
Amortization of Intangibles		6.5		6.4		(0.1)
FDIC Premiums		9.6		11.9		2.3
Other Expense		36.5		28.4		(8.1)
Operating Expense	$	249.5	$	248.2	$	(1.2)
Goodwill Impairment		1,100.0		—		(1,100.0)
Deposit Account Remediation (Process Issue)		45.0		(23.0)		(68.0)
Restructuring Charges		2.4		9.1		6.7
GAAP Noninterest Expense	$	1,396.8	$	234.3	$	(1,162.5)

- Reported GAAP noninterest expense of $234M
  - Restructuring charges of $9M
  - $23M reversal of reserve related to process issue on certain deposit accounts
- 4Q operating expenses declined $1M from prior quarter
  - $5M decrease in salaries and benefits expense driven by lower incentive compensation and organization simplification actions taken during the quarter; ~200 lower FTEs QOQ
  - Tech and comm expenses higher QOQ driven by hardware & software expenses and higher depreciation
  - $4M increase in marketing expense attributable to new customer acquisition campaigns
  - Professional services fees increase driven by legal costs and other corporate-related professional fees
  - Other expenses decreased $8M from elevated levels in 3Q14 (ORE writedown, Home Depot card breach, and State franchise tax reserve)

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2015 Outlook *(as of January 23, 2015)*

Metric	Outlook
Net Interest Income & Balances	▪ NIM to decline by 3-4 bps each quarter in 2015 until short-term rates begin to rise ◦ $10M in CLO discount accretion income earned in FY14 not expected to recur in FY15 ▪ Mid-single digit average loan growth vs FY14 ▪ Average investment securities level flat to slightly higher YOY
Fee Income	▪ Slightly up compared to 2014 levels ex $33M of HTC amort recognized in FY14 ◦ Modest growth in deposit service charges due to lower impact of process issue and benefit of investments in Online Account Opening and Treasury Management in 4Q15
Credit	▪ Provision: $85-90M ◦ Originated NCOs in 30-35 bps range
Operating Expense	▪ Expense management to drive < 1% growth from $980M in 2014 ◦ Salaries and benefits to be lower than 2014 and 2013
Taxes	▪ ~28% tax rate; higher in 1H15, then lower in 2H15
Earnings per Share	▪ +/- $0.60 per share reflecting expiration of previously discussed tax strategies; assumes current rate environment persists throughout 2015

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Appendix

13 Investment Security Mix (Book Value $11.8B) Agency RMBS: 60.9% CMBS: 12.3% CLO: 8.5% ABS: 5.0% Corporates: 7.0% Muni: 3.8% US Gov't: 2.1% Other: 0.2% UST: 0.2% Investment Securities1 (as of December 31, 2014) Commercial Assets2 to Total Deposits 1. Excludes Federal Home Loan Bank and Federal Reserve Bank stock 2. Commercial assets include C&I and CRE loans plus CLO, CMBS, corporates and commercial ABS at amortized cost Traditional Portfolio $7.9B; 67% Credit Securities $3.9B; 33% Portfolio Stats 3Q14 4Q14 Market Value $11.5B $11.9B Yield 2.96% 2.93% Average Rating AA AA Remaining CMO Purchase Premium $72M $78M Remaining Premium as a % of CMO Portfolio 1.2% 1.2% Total Portfolio Duration 3.7 years 3.7 years AFS Portfolio Duration 2.9 years 2.8 years QOQ Change in after-tax AOCI ($31M) ($3M) Quarterly Purchases 3Q14 4Q14 Total $743M $927M Yield 2.5% 2.4% Average Rating AA+ AA+ Risk Profile Consistent with Peers FNFG Peer Median 80% 75% 70% 65% 60% 55% 50% 45% 40% 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 55% 58% 61% 62% 63% 64% 63% 63% 63% 62%

14 Strong Asset Quality Originated NPL to Loans by Loan Category1 Originated NCO to Loans by Loan Category1 CRE C&I RRE Home Equity Indirect Auto Total Other Consumer 2.00% 1.50% 1.00% 0.50% 0.00% 4Q13 1Q14 2Q14 3Q14 4Q14 0.83% 0.73% 0.68% 0.69% 1.78% 1.61% 1.31% 1.29% 0.57% 0.58% 0.86% 0.85% 1. Excludes acquired loans that are marked to market at acquisition CRE C&I RRE Home Equity Indirect Auto Credit Card Other Consumer 4.40% 3.60% 2.80% 2.00% 1.20% 0.40% -0.40% 4Q13 1Q14 2Q14 3Q14 4Q14 0.13% 0.06% 0.24% 0.17% 0.02% 0.09%0.17% 0.15% 0.33% 0.42% 3.49% 3.13% 2.77% 2.06%

15 ($ in billions)($ in billions) Strong Asset Quality Commercial Loan Count1 Originated Criticized & Classified Loans to Total Loans2 Criticized Classified 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q13 1Q14 2Q14 3Q14 4Q14 4.00% 4.40% 4.33% 4.36% 4.11% 2.67% 2.66% 2.55% 2.49% 2.28% 4Q12 4Q13 3Q14 4Q14 2,500 2,000 1,500 1,000 500 0 $1M to $5M $5M to $10M $10M to $20M > $20M 1. Multiple loans to one borrower have not been aggregated for purposes of this chart 2. Excludes acquired loans that are marked to market at acquisition 40 33 33 25 1,990 2,035 1,953 1,841 190 187 166 150 394 387 35 0 315

16 Continued Momentum in Loan Growth Average Commercial Loans Average Consumer Loans C&I CRE $15 $12 $9 $6 $3 $0 1Q14 2Q14 3Q14 4Q14 $5.4 $5.6 $5.7 $5.8 $7.8 $7.9 $8.0 $8.1 ▪ 7% annualized increase in average loans QOQ ▪ Double-digit growth in Consumer lending ▪ Continued momentum in indirect auto lending platform; 7th consecutive quarter of HELOC growth Notes: Growth rates are annualized 6% Residential RE Home Equity Other Consumer Credit Card Indirect Auto $10 $8 $6 $4 $2 $0 1Q14 2Q14 3Q14 4Q14 $3.4 $3.4 $3.4 $3.4 $2.8 $2.8 $2.9 $2.9 $0.3 $0.3 $0.3 $0.3$0.3 $0.3 $0.3 $0.3 $1.6 $1.8 $2.0 $2.1 10% $8.4 $8.5 $8.8 $9.0 $13.2 $13.5 $13.7 $13.9

17 Commercial Banking QOQ Commercial Growth by Region QOQ Commercial Growth by Business Unit 50% 30% 10% -10% -30% NY WPA EPA NE Tri-State Other* 6% 12% —% 3% 45% (17)% $6.1 $1.9 $2.4 $2.4 $0.7 $0.5 $4.1 $2.8 $4.4 $1.0 $0.5 $1.3 Average Loan Balances (billions) Average Loan Balances (billions) Notes: Average balances. Growth rates are annualized. Balances include small business loans that roll up into retail segment *Includes capital markets and community development lending 30% 20% 10% 0% -10% -20% -30% Middle Market Business Banking CRE Equipment Finance Capital Markets Other 19% (1)% (3)% 12% (17)% 19%

Consumer Finance

	($ in millions)	3Q14	4Q14	QOQ Change
Indirect Auto	Period end balance	$2,073	$2,166	4%
	Origination Volume	$376.2	$283.8	(25)%
	Origination Yield	2.84%	3.09%	25bps
	# of dealers	1,182	1,238	5%
	% units used	56%	61%	5%
Credit Cards	Period end loan balance	$313	$324	4%
	Purchase Volume	$253	$257	2%
	Interchange fee income	$4.8	$4.9	2%
	Total active accounts (units)	157,258	158,315	1%
Residential Mortgage	Total Origination Volume	$356	$326	(8)%
	Retail Origination Volume	$284	$256	(10)%
	Purchase Volume	$270	$199	(26)%
	HFS Lock Volume	$179	$162	(10)%
	Application Volume	$504	$412	(18)%

- **Indirect Auto**
  - Net origination yield of 3.09%, 25bps higher than 3Q
  - $283.8 million in originations in 4Q14, down from 3Q14
    - Average FICO of 763 on new originations during the quarter
    - 61% of originations are for used vehicles at new car dealers, compared to 56% for 3Q14 and 60% in 2Q14
- **Credit cards**
  - Purchase volume up modestly QOQ
  - Continued focus in building the balance sheet through origination, activation, and usage campaigns
  - Apple Pay capability scheduled for release in 1Q15
- **Residential Lending**
  - Application volumes down 18% QOQ due to seasonality, but up 18% YOY
  - Closed volumes decreased 8% QOQ due to typical 4Q seasonality
  - Purchase volumes accounted for 61% of total production in quarter; purchase volume down 26% QOQ

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19 Non-GAAP Measures Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this Appendix.

20 GAAP to non-GAAP Measures Quarter ended Quarter ended (in thousands) December 31, 2014 September 30, 2014 Computation of pre-tax,pre-provision income: Net interest income $ 269,783 $ 273,279 Noninterest income 77,177 75,392 Noninterest expense (234,312) (1,396,825) Pre-tax, pre-provision income (loss) (GAAP) 112,648 (1,048,154) Add back: non-operating noninterest expenses (13,934) 1,147,364 Pre-tax, pre-provision income (Non-GAAP) $ 98,714 $ 99,210 Reconciliation of pretax operating income to pretax net income: Pretax operating income (Non-GAAP) 75,814 78,010 Nonoperating expenses, gross of tax 13,934 (1,147,364) Pretax net income (loss) (GAAP) $ 89,748 $ (1,069,354) Reconciliation of net operating income to net income: Net operating income (Non-GAAP) $ 69,197 $ 70,874 Nonoperating expenses, net of tax 8,371 (994,055) Net income (loss) (GAAP) $ 77,568 $ (923,181) Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 71.55% 71.55% Nonoperating expenses, gross of tax (4.02)% 329.06% Reported efficiency ratio (GAAP) 67.53% 400.61% Quarter ended Quarter ended (in thousands) December 31, 2014 September 30, 2014 Computation of Average Tangible Assets: Total average assets $ 38,312,021 $ 38,588,226 Less: Average goodwill and other intangibles (1,420,119) (2,514,581) Average tangible assets $ 36,891,902 $ 36,073,645 Computation of Average Tangible Common Equity: Total average stockholders' equity $ 4,135,243 $ 5,097,604 Less: Average goodwill and other intangibles (1,420,119) (2,514,581) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity $ 2,377,122 $ 2,245,021